UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 9, 2006

www.bmhc.com

Building Materials Holding Corporation

Delaware	000-23135	91-1834269
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3250, San Francisco, CA 94111

(415) 627-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition

On January 10, 2006, Building Materials Holding Corporation’s wholly owned subsidiary, BMC Construction, Inc., acquired the assets of Benedetti Construction Management, Inc. for approximately $23.5 million in cash.

Benedetti Construction Management provides framing services to high-volume production homebuilders in Palm Springs and other Southern California markets. Sales were approximately $145 million for the year ended November 30, 2005.

Also on January 9, 2006, Building Materials Holding Corporation’s wholly owned subsidiary, BMC Construction, Inc., acquired the assets of MWB Building Contractors, Inc. for approximately $27.2 million in cash. The purchase price is subject to adjustment based on the acquisition’s operating performance through December 2009.

MWB Building Contractors provide framing services to high-volume production homebuilders in the Northern California and Reno, Nevada markets. Sales were approximately $80 million for the year ended November 30, 2005.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Description

99.1	News release dated January 11, 2006

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Building Materials Holding Corporation

Date: January 13, 2006	/s/ Paul S. Street
Paul S. Street
Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit
Number	Description

99.1	News release dated January 11, 2006